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                                  Exhibit 23.1
                        Consent of KPMG Peat Marwick LLP

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The Board of Directors
Inland Real Estate Corporation

We consent to the use of our reports relating to the balance sheets of Inland Real Estate Corporation as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodfield Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of the Shops at Coopers Grove for the year ended December
31, 1997, the historical summary of gross income and direct operating expenses of Maple Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Lake Park Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of St. James Crossing Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Chestnut Court Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Bergen Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Berwyn Plaza for the year ended
December 31, 1997, the historical summary of gross income and direct operating expenses of Wauconda Shopping Center for the year ended December 31, 1997, and the historical summary of gross income and direct operating expenses of Mill Creek for the year ended December 31, 1997, included herein and to the reference of our firm under the heading "Experts" in this Registration
Statement on Form S-11.


                                                  KPMG PEAT MARWICK LLP

                                                  /s/ KPMG Peat Marwick LLP



Chicago, Illinois
April 3, 1998